EXHIBIT 99.2
FINAL TRANSCRIPT
GEF — Q1 2010 Greif Inc. Earnings Conference Call
Event Date/Time: Feb. 25. 2010 / 3:00PM GMT

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
CORPORATE PARTICIPANTS
Deb Strohmaier
Greif Inc. — VP of Communications
Mike Gasser
Greif Inc. — Chairman of the Board of Directors, CEO
Don Huml
Greif Inc. — EVP and CFO
CONFERENCE CALL PARTICIPANTS
Christopher Chun
Deutsche Bank — Analyst
Chris Manuel
KeyBanc Capital Markets — Analyst
Steve Chercover
D.A. Davidson & Co. — Analyst
Mike Worley
Janney Montgomery Scott — Analyst
PRESENTATION
Operator
Greetings and welcome to the Greif Incorporated first quarter of 2010 earnings conference call. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. (Operator Instructions). As a reminder, this conference is being recorded.
It is now my pleasure to introduce your host, Deb Strohmaier for Greif Inc. Thank you. Ms. Strohmaier, you may begin.
Deb Strohmaier — Greif Inc. — VP of Communications
Thank you, Melissa, and good morning. As a reminder, you may follow this presentation on the Web at greif.com in the Investor Center under Conference Calls. If you don’t already have the earnings release, it is also available on our website. We are on slide two.
The information provided during this morning’s call contains forward-looking statements. Actual results or outcomes may differ materially from those that may be expressed or implied. Some factors that could cause the results or outcomes to differ are on slide two of this presentation and the Company’s 2009 Form 10-K, and in other Company SEC filings as well as the Company earnings news releases.
As noted on slide three, this presentation uses certain non-GAAP financial measures, including those that exclude special items, such as restructuring charges and Timberland disposals, and acquisition-related costs. Management believes the non-GAAP measures provide a better indication of operational performance and a more stable platform on which to compare the historical performance of the Company than the most nearly equivalent GAAP data.
All non-GAAP data in this presentation are indicated by footnotes. Tables showing the reconciliation between GAAP and non-GAAP measures are available at the end of this presentation and in the first quarter 2010 earnings release.

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
I will now turn the call over to Chairman and CEO, Mike Gasser.
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Thank you, Deb. Good morning, everyone, and thank you for joining our conference call today. For those of you following this presentation on the Web, we are on slide four.
Sales volumes improved significantly across all businesses and geographic regions compared to the first quarter last year. As our results improve, however, we remain focused on the disciplined execution of the Greif Business System and maintaining the permanent cost savings we achieved last year.
On slide five, our organic growth was supplemented in the quarter with an Industrial Packaging acquisition in Scandinavia. We strengthened our footprint in Sweden and expanded into Denmark, Norway, and contiguous countries. After the quarter’s end, we closed on the acquisition of the world’s largest producer of flexible intermediate bulk containers.
The addition of woven polypropylene FIBCs to our product portfolio expands our offerings to our customers. Conversely, it allows the new company to expand its Industrial Packaging product offerings to its customers. It also enables us to diversify more deeply into stable end segments such as food and pharmaceutical industries.
We anticipate that we will close on additional Industrial and Paper Packaging acquisitions this quarter and throughout the remainder of the year. With these and with all our acquisitions, we will leverage our global footprint in the Greif Business System to deliver value to our customers and shareholders. Our pipeline of consolidation and product line extension opportunities is still robust and we continue to aggressively pursue growth through this channel.
Now to slide six. During the quarter, and after meeting our first energy use reduction target, we issued a new challenge to Greif worldwide to reduce our energy and carbon footprint on a per-unit basis by 15% by 2015. Also of note, our Riverville and Massillon containerboard mills, and our multiwall bags business qualified for a Sustainable Forest Initiative certification. Certification helps their customers who are looking for more sustainable resources for their own markets.
Executive Vice President and Chief Financial Officer Don Huml will now provide you with an update of our financial results.
Don Huml — Greif Inc. — EVP and CFO
Thank you, Mike. If you would go to slide seven. Despite some headwinds, we were able to deliver strong first quarter results. As Mike mentioned, sales volumes were significantly improved for all of our products and geographies. In addition, the margin expansion in Industrial Packaging more than offset the price cost squeeze in Paper Packaging. And finally, we are on track to achieve the $120 million of permanent cost savings that were implemented last year.
Net sales for the quarter were $710 million compared to $666 million last year. The increase was due to higher sales volumes of 16% or 11% excluding acquisitions, and foreign currency translation of 5%, offset by lower selling prices of 14% due to the pass-through of lower input costs. Industrial Packaging accounted for $35 million and Paper Packaging for $9 million of the increase.
Operating profit before special items was $67 million compared to $41 million last year. The increase was due to Industrial Packaging at $39 million, primarily offset by a decrease in Paper Packaging of $13 million.
The effective tax rate was 20.2%. Based on current expectations and earnings mix projections, this is a reasonable estimate for 2010. Net income before special items was $38 million compared to $22 million last year. Diluted earnings per share before special items were $0.65 per Class A share.

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
In the first quarter of 2010, seasonal factors and cash payments related to the acquisition of an Industrial Packaging company, capital expenditures, quarterly dividends, and performance-based incentives caused our debts to increase.
On slide eight — Industrial Packaging net sales were $565 million in the first quarter of 2010 compared to $530 million in the first quarter of 2009. Higher sales volumes of 14%, or 11% excluding acquisitions, and foreign currency translation of 6%, offset by lower selling prices of 13% due to the pass-through of lower input costs, accounted for the increase.
Sales volumes were particularly strong in the emerging markets. Operating profit before special items increased three times to $57 million in the first quarter of 2010 from $19 million last year. This increase was primarily due to higher sales volumes, margin expansion, primarily from improved value-added, and lower costs resulting from the discipline execution of the Greif Business System, and benefits from permanent cost savings achieved during 2009.
Now on slide nine. Paper Packaging net sales were $140 million compared to $130 million last year. The increase was due to higher sales volumes, partially offset by lower selling prices. We initiated a $50 per ton containerboard price increase at the end of the first quarter of 2010, that should be fully implemented during the second quarter.
Operating profit before special items decreased to $6 million from $19 million. This decline was primarily due to higher raw material costs, especially old corrugated containers, and lower selling prices, which were partially offset by higher sales volumes.
As shown on slide 10, our Land Management business continues to perform as planned. Net sales were $5 million and $6 million in the first quarter of 2010 and 2009, respectively. Operating profit before special items was $3 million, which was the same as last year.
On slide 11, capital expenditures are expected to be approximately $125 million for 2010. We continue to anticipate a gradual improvement in sales volumes. In addition, we implemented specific plans to address the adverse impact to our business resulting from a sharp decline of the global economy during 2009. These plans included accelerated GBS initiatives, contingency actions, and active portfolio management. We are on track to fully realize the permanent cost savings of $120 million from the 2009 initiatives and an additional $30 million from GBS activities this year.
Finally, we expect to mitigate the impact of the temporary margin contraction for Paper Packaging with other actions, including the full implementation of the January containerboard price increase. Therefore, we reaffirm our earnings guidance before special items of $4.00 to $4.25.
That concludes my remarks and you should now go to slide 12. Mike and I will be pleased to answer your questions.
QUESTIONS AND ANSWERS
Operator
(Operator Instructions). Christopher Chun, Deutsche Bank.
Christopher Chun - Deutsche Bank — Analyst
Can you just give us some more information on the two acquisitions that you mentioned earlier? It seems like especially the polywoven one may have been fairly significant in size.

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Yes, Chris, I’ll try to bracket the acquisitions. I’ll start with the first one. It was the acquisition up in the Scandinavian region. We had disclosed that in our 10-K. It’s a company called Hannells; private label company; had three locations in Sweden, Denmark and Norway. It really complements our existing business.
We had a very small interest in that region and it’s an exciting opportunity for us. You could find this out — sales were around $100 million for that business. And we don’t disclose purchase prices for any of these, but both of these were less than $100 million apiece on the purchase price.
The polywoven business that we talked about is an opportunity — they are the leading producer of polywoven FIBCs. They have about 18 facilities in North America, Asia, and Europe. It tightly fits our growth strategy as a product line extension. We are currently a small distributor in polywoven bags, so we do know this business.
We did acquire the leading company for this product. There’s significant customer overlap, and it really does increase our participation in a much more stable end market, which would be the food and feed market. A significantly higher percent of their business goes into those products than the industrial — the drum business does. And it’s very similar customers. So, their sales would be around $200 million in sales. And again, purchase price would be less than $100 million. That hopefully will bracket what we’ve done.
Christopher Chun — Deutsche Bank — Analyst
Okay. Can you give us an idea of the kind of EBIT, EBITDA multiples that you take?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
We stayed in the range on both of those, which we said in the past would be five to seven times. So both of them were in that range.
Christopher Chun — Deutsche Bank — Analyst
Okay. And do you expect these deals to be accretive in the near-term? Or will that take some time?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Well, our anticipation is that they will be slightly accretive this year. So it’d be very marginal — slightly accretive for 2010.
Christopher Chun — Deutsche Bank — Analyst
And would the accretion increase in ‘11?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Yes. I mean, the margin of these businesses with synergies, the FIBC business we anticipate will be equal to or greater than the margins of the existing business after we implement all the synergies that we’re going to put into it.

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
Christopher Chun — Deutsche Bank — Analyst
Okay. And then can you remind us what’s still in the acquisition pipeline?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Yes, we have — well, last quarter, we talked about having eight acquisitions in the pipeline. We closed on two of them, which we just talked about. We still have eight in the pipeline, so we added two more. We’re still looking in the range of five to seven times multiple.
Aggregate purchase price, if we did all eight — and again, you know, these are just round numbers — would be less than $350 million. And the sales for these eight would be around two times the purchase price.
The distribution would be — probably one-third of these would be core consolidation plays. One-third would be product line extension and one-third would be into new markets. So just to give you a flavor of what direction they’re looking at. And they’re spread pretty evenly geographically around the world at this point.
Christopher Chun — Deutsche Bank — Analyst
Okay, great. And if I can just switch topics. It seems like the paper side is where you’re facing some margin challenges at the moment, due to the high OCC costs. Do you have any visibility into what those OCC costs will be going forward?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Well, you know, that — you’re absolutely right, and I’ll let Don jump in here in a second, but you’re absolutely right. Our challenges have truly been with the headwinds of the OCC costs. And it was compounded by the severe weather we’ve experienced in the Midwest and the Northeast. That eliminates collection quite a bit too.
Right now, OCC prices on the spot market we’re hearing of 160 to 170 a ton. We anticipate that they will come down once the weather breaks, but we really don’t know for sure at this point in time. And as we said in the prepared remarks, the price increase that we have announced in January, and is being implemented, will help us offset those increases and allow us to get to the guidance range that we talked about at the beginning of the year.
Christopher Chun — Deutsche Bank — Analyst
Right. And then in terms of your guidance range, can you tell us what average OCC level for fiscal 2010 that assumes?
Don Huml — Greif Inc. — EVP and CFO
Yes, Chris, we basically anticipated a spike in February of about $30. And then, as Mike had mentioned, some improved availability, so that we would see some moderation of OCC, perhaps $10 a ton in the months following, the two months following, but remaining at a fairly elevated level.
Christopher Chun — Deutsche Bank — Analyst
Okay. I’ll go ahead and turn it over. Thanks for your help, guys.

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
Operator
Chris Manuel, KeyBanc Capital Markets.
Chris Manuel — KeyBanc Capital Markets — Analyst
A couple of questions for you. Let’s start — if I could — I know you want to be a bit cautious with information you’re talking about with some of these deals you’ve completed, but just to give us a sense of where these fall — a couple hundred million of revenue from the — it looks like Storsack, and another $100 million from the Hannells piece in Scandinavia. I mean, some of these start to sound kind of chunky.
With respect to contribution as the year goes on, help me with how this fits. I guess, maybe I’ll come back to the question this way. As you — Don, if you’re building your bridge from 2009 to 2010 in your guidance, could you re-go through that bridge for us in how these components all fit in? And then I guess I’ll come back to the acquisition question.
Don Huml — Greif Inc. — EVP and CFO
Yes, I’d be happy to, Chris. We provided a bridge during our last conference call, which basically remains intact. We indicated at an operating profit level that we would have a contribution from higher volume levels that we estimated at 9%; very consistent with what we’re reporting. We actually achieved a little bit more. And that was a $75 million impact.
We then stated that the Paper Packaging price cost squeeze would be a step down in the bridge, primarily based on higher OCC cost. And that was a $15 million deduction that we have basically seen play out.
We then talked about the Greif Business System — net of the returning costs, the non-permanent cost reduction from 2009 of $30 million. We also discussed the pension expense step-down of $10 million, based on the lower discount rate. And then we had an offset for acquisitions, the contribution from acquisitions at $10 million.
We also indicated that below the line, interest expense would be a bit higher, based on the financing transactions and extending maturities last year. So we indicated that that would be a $15 million pretax impact — negative impact. So that basically got you to the $400 million range in operating profit and the $4.00 to $4.25 in earnings per share.
Chris Manuel — KeyBanc Capital Markets — Analyst
Okay. So as I’m looking through the old bridge to — well, essentially what amounts to what’s going to be a new component, it looks like the base came down from $3.30-ish to $3.00 as you adjusted some accounting. I’m just kind of trying — as I look through some of the puts and takes, it sounds like you’ve done a couple more sizable acquisitions that weren’t included in there before.
Are those within your new — so, two components — one, is that within your new bridge? It looks like the tax rate is becoming more — I guess, as I’m looking, it seems as though there’s a discrepancy here that we may be missing some components. And that’s what I (multiple speakers) —
Don Huml — Greif Inc. — EVP and CFO
No, I — well, I don’t think so. I would say the Paper Packaging — I think we highlighted a risk. It turned out being a little bit worse than we had expected. I think, I mean, the OCC situation was — we were looking for an increase but it has been more of an impact than we had considered.

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
We have offsets in terms of other actions that we’re taking. And we would also expect, based on an earnings mix shift, to have a bit lower effective tax rate. We had provided a broad range, 20% to 25% during our last call. It now is looking like it’s going to be more toward the lower end of the range.
In terms of the acquisition contribution, as Mike had mentioned, the initial year, our focus is really embedding the Greif Business System and really shrinking to a profitable core. So, we are anticipating a positive contribution and accretion, but the first year is really focused on solidifying the platform. We would expect in the second year to get much more of a contribution, and by the third year, to be at a targeted return of a 25% return on net assets.
Chris Manuel — KeyBanc Capital Markets — Analyst
Okay. So is there — when you embedded this into your $4.00 to $4.25 number, is there any contribution assumed from these two new transactions? It’s sounding like no.
Don Huml — Greif Inc. — EVP and CFO
Modest. A modest contribution.
Chris Manuel — KeyBanc Capital Markets — Analyst
Okay. And then separately with the — could you help us by, maybe over the next few weeks, releasing — it looks like you’re making an adjustment for accounting — to give us the historical financials so that we can make the adjustments? And for this quarter, what — well, two questions — one is, what impact, if any, did that have on your — what was your guidance number? And what would the quarter have looked like, had you not done this?
Don Huml — Greif Inc. — EVP and CFO
Well, starting with the second question last, we have not computed LIFO, since we have adopted FIFO. I would say that, based on the relative stability of commodity prices, there would not likely have been a significant impact. It will not have any effect on the guidance.
And in terms of the amendments, we will — by the close of business today, we will be posting on our website the quarterly data for 2009. I would expect by tomorrow we would have five years worth of data. We’ll then be filing an 8-K with the audited amendments, I would say, really, by the end of the second quarter.
Chris Manuel — KeyBanc Capital Markets — Analyst
Okay. That’s helpful. I’ll turn it over. Thank you.
Operator
(Operator Instructions). Steve Chercover, D.A. Davidson & Co.

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
Steve Chercover — D.A. Davidson & Co. — Analyst
First, I wanted just to start with timber. Some of your peers — and I think timber is a much more important component than revenue — have been giving us directional information on harvest volumes and pricing. Are you also holding back on your harvest levels? Can you give us a little color, please?
Don Huml — Greif Inc. — EVP and CFO
We have actually had a fairly good harvest activity. Our properties tend to be a little higher on higher ground and more accessible during adverse weather. So we were actually able to realize full and fair prices. And so I would characterize the harvesting activity as up slightly.
Steve Chercover — D.A. Davidson & Co. — Analyst
And skewed towards saw logs or pulp logs, given your —?
Don Huml — Greif Inc. — EVP and CFO
Saw logs.
Steve Chercover — D.A. Davidson & Co. — Analyst
Okay, thanks for that, Don. And switching to regional trends, can you discuss the US versus Europe, which I assume might have some problems in Asia?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Yes, Steve. I’ll give you some volume trends from the first quarter this year to the first quarter last year. So, year-over-year comparison. And we’ll use large steel drums as the proxy because that’s the one that we have around the world.
Asia is up over 50%. So we’ll start with that, because that’s by far the biggest increase. Latin America is basically flat. And that’s to be expected because Latin America really had started the downturn later than everyone else did last year, so they really hadn’t started. So they’re basically flat year-over-year.
Europe is up 20 plus percent, in the higher range of that, and North America is around 20%. So, our — actually, Europe is a little bit better than North America, which is contrary to what you’re hearing, but in our case. But all regions are up on large steel drums, which we would use as the best proxy because it is the universal product.
Steve Chercover — D.A. Davidson & Co. — Analyst
And so to have a volume across the Company up just over 9%, is that a function of pricing?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Yes, the volumes were up 16%; 11% on a same structure basis, if you take out the acquisitions. So, volumes around the Company are up 11%. Steel drums — we had 20 in a couple of regions; flat in one region; 15 in other regions. And then the other products

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
were up a little bit different percentages. And when we showed total units, it’s all the paper volumes in corrugated. So 11% would be the volume increase corporate-wide.
Steve Chercover — D.A. Davidson & Co. — Analyst
Okay. And final question, just philosophically — the returns, obviously, in Paper Packaging aren’t acceptable in the current quarter and I agree that OCC will probably come down when availability is better. But would you be philosophically in favor of another price increase, just given where OCC is today and Don’s comments that it comes down to $10 a ton or so?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Well, we constantly are evaluating our price/cost relationships and the margins that we experienced in that business. And we did implement the increase in January. We’ll analyze the costs as they go forward and analyze them, make a decision whether we should have another increase later in the year.
Steve Chercover — D.A. Davidson & Co. — Analyst
Great. Thanks, Mike.
Operator
Thank you. There are no further questions at this time. I’d like to turn the floor back over to management for — I’m sorry. We have a follow-up from Chris Manuel, KeyBanc Capital Markets. Please proceed with your question.
Chris Manuel — KeyBanc Capital Markets — Analyst
I just wanted to, if I could, follow-up on the volume question, because I’m a little confused.
So if we looked at 11% same structure across the system — you went through some numbers for large steel that, up 50 Asia, I think 20 Europe, 20 North America, flat Latin America. Were there other components that must have been negatives to kind of help us get to industrial piece that would have been up —?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
No, not really, Chris. Other pieces were up single digits or low single digits. We didn’t really have any products that were negative year-over-year. So, on an average, if you averaged the rest of them — to get to 11%, there were some that was single digits, low single digits up.
Don Huml — Greif Inc. — EVP and CFO
(multiple speakers) Yes, Chris, one of the factors is — what Mike had referred to — we have several product lines, for example, fibre drums, that serve primarily food, agricultural and pharmaceutical end markets. So those markets have been very stable. So the low single digit growth rates are understandable.
When we’re — when Mike was giving you that regional review of volume changes for large steel drum, recall that those served really the chemical and petrochemical and petroleum markets that were impacted so significantly at the same time last year. So it’s sort of illustrative. It allows you to eliminate mix effect, but it’s not necessarily representative of the portfolio.

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
Chris Manuel — KeyBanc Capital Markets — Analyst
Okay. And have you seen any adjustments with respect to substitution across the system?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
No, Chris. We constantly are looking at that. You know, you do get customers looking at different products at different times based upon different cost structures. But we have not seen a trend this past quarter that makes one product a favorite at the expense of another.
Chris Manuel — KeyBanc Capital Markets — Analyst
Okay. And then a couple more questions along these lines. On the blending/filling side, how have activity levels there been?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Activity levels recently have improved quite a bit, so that’s positive. We did announce that we are opening up a blending/filling operation — or starting to build one in China, so that will be an expansion into the Asian market. So that activity level is pretty good right now. So that’s a good encouraging sign.
Chris Manuel — KeyBanc Capital Markets — Analyst
Okay. And then with respect to the 11% whole Company core, I think in your — either in your prepared remarks or in the press release, you talked about seeing that gradually improve over the course of the year through time. Can you talk maybe a little bit about the trajectory through the quarter? Basically the 9% for the full year, is that —?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
This is a tough quarter to look at that, Chris, because we go from a holiday season in November to a holiday — a real holiday season in December to January. So, the trajectory in January is always much better than December. So that is consistent.
Our business right now is still very good; still continue to track. We haven’t stated what we think the volumes would do, but we are cautiously optimistic that they’ll continue to grow and get better as the year goes on. We haven’t seen any signs yet that says that that will not be the case.
Chris Manuel — KeyBanc Capital Markets — Analyst
Okay, that’s helpful. I guess as I’m looking at the balance of the year, your comps obviously get tougher as the year goes on. Or I guess, maybe said differently, that the biggest negative variance was earlier in the year. So from a — and I know it’s very difficult to see into your customers, but from a — the higher activity levels we’re seeing now, could you maybe comment a little on how you feel that that may coincide with their end demand, i.e., not versus restocking or something of that nature?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Yes, we have a — we’ve had a lot of conversations on whether the volume increase has been inventory build, restocking; we have no indications that that’s the case today. We judge this by the frequency of the order, the urgency of the order. And we

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
also believe that most companies probably still have a long memory of last year. And so having a large inventory is not something most companies are probably going to want to sign up for right now.
So we don’t think this is a restocking effort. Customers are generally positive right now — cautiously positive, I would say. And the chemical business is generally positive, cautiously. I don’t think anyone says we’re completely out of the woods yet, but it’s a heck of a lot better than it was a year ago, Chris, as you know.
Chris Manuel — KeyBanc Capital Markets — Analyst
Yes. Okay, that’s all I had, gentlemen. Thank you.
Operator
[Mike Worley], Janney Montgomery Scott.
Mike Worley — Janney Montgomery Scott — Analyst
I was just going to ask you about the chemical end market and you just answered my question. But I was wondering over the course in the last year, since some of these end markets have been hurt worse than others, has the Company’s exposure to various end markets changed dramatically?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Well, that’s a good question, Mike. We have — in the past, the way we’ve described it has been about one-third chemical, one-third lube and oil, and one-third other, which is food and agriculture. It’s pretty consistent. I would tell you our volume is probably a little bit higher in chemical today just because the chemical business is a little bit better than it was a year ago.
The acquisition that we did on the flexible IBC is — it was our intent to get into more stable end markets, and there, have a higher concentration into the food and feed business. So we believe, in addition to being the leading producer, that it does help stabilize the end market — which has been our objective, which we’ve stated over the last year, year and a half. So we anticipate in the future, as this becomes a part of our operation, that our end market relationship will change a little bit.
Mike Worley — Janney Montgomery Scott — Analyst
Okay. And just as far as looking at those acquisitions that are in the pipeline, are they more — are any of them in chemical? Or are they all in the other two?
Mike Gasser — Greif Inc. — Chairman of the Board of Directors, CEO
Well, in the announcements, I gave one-third consolidation, one-third new market, and one-third product extension. The core consolidation would be normally the same relationship we had in the Industrial business. The other two could be a mix — that could be a little bit different.
Mike Worley — Janney Montgomery Scott — Analyst
Okay. Thanks a lot.

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FINAL TRANSCRIPT
Feb. 25. 2010/3:00PM, GEF — Q1 2010 Greif Inc. Earnings Conference Call
Operator
Thank you, gentlemen. There are no further questions in the queue. I would like to turn the floor back over to management for closing comments.
Deb Strohmaier — Greif Inc. — VP of Communications
Thanks, Melissa. And thank you all again for joining us this morning. A digital replay of the conference call will be available in approximately one hour on the Company’s website at www.greif.com. We appreciate your joining us this morning.
Operator
Thank you. This concludes today’s teleconference. You may disconnect your lines at this time. Thank you for your participation.
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